Exhibit 10.3

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”), is made as of December 29, 2015 (“Effective Date”), by and among GPB Life Science Holdings LLC (the “Lender”), and InterCloud Systems, Inc., a Delaware corporation (together with all of its successors and current and future direct and/or indirect Subsidiaries, collectively, the “Borrower,” and, collectively with the Lender, the “Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Bridge Financing Agreement, made effective as of December 3, 2014 by and between the Borrower and the Lender (the “BFA”), the Borrower sold to the Lender a (i) 12% Senior Secured Note of the Borrower in the aggregate principal amount of $2,500,000 (Note No.:GPB-1), Issue Date: December 3, 2014 (“Note 1”), and (ii) four (4) year common stock purchase warrant of the Borrower (Warrant No.:GPB-1), Original Issue Date: December 3, 2014, to purchase 250,000 Warrant Shares (“Warrant No. 1”);

WHEREAS, pursuant to the Agreement to Purchase the $1,500,000 Additional Note, dated December 24, 2014, by and between the Borrower and the Lender (the “12/24/2014 Agreement”), the Borrower sold to the Lender pursuant to Section 2.13 of the BFA a (i) 12% Senior Secured Note of the Borrower in the aggregate principal amount of $1,500,000 (Note No.:GPB-2), Issue Date: December 24, 2014 (“Note 2,” and together with Note 1, collectively, the “2 Original Notes”), and (ii) four (4) year common stock purchase warrant (Warrant No.:GPB-2), Original Issue Date December 24, 2014, to purchase 150,000 Warrant Shares (“Warrant No. 2,” and, collectively with Warrant No. 1, the “2 Original Warrants”);

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 15, 2015 between the Parties (the “SPA”) and Amendment No. 1 to the Bridge Financing Agreement, made as of May 14, 2015, by and among the Parties (“Amendment No. 1”), the Borrower, among other items (i) sold to the Lender a 12% senior secured convertible note of the Borrower (Note No.: GPB-3), Issue Date: May 14, 2015, in the aggregate principal amount of $2,000,000 (the “$2,000,000 Note”), and (ii)  amended and restated the 2 Original Notes by issuing to the Lender (a) Amended and Restated 12% Senior Secured Convertible Note No. 1 in the aggregated principal amount of $2,500,000 (which continued to be identified as Note No.: GPB-1), Original Issue Date: December 3, 2015 (“A/R Note 1”), in exchange for and to amend and restate Note 1; and (b) Amended and Restated 12% Senior Secured Convertible Note No. 2 in the aggregate principal amount of $1,500,000 (which continued to be identified as Note No.: GPB-2, Original Issue Date: December 24, 2015 (“A/R Note 2”), and together with A/R Note 1, collectively, the “2 A/R Notes”), in exchange for and to amend and restate Note 2, which 2 Amended and Restated Notes together with the $2,000,000 Note shall collectively be referred to as the “3 Notes”);

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WHEREAS, pursuant to the SPA and Amendment No. 1, the Borrower (i) amended and restated the 2 Original Warrants by issuing to the Lender a (a) four (4) year Amended and Restated Warrant No. 1 of the Borrower (which continued to be identified as Warrant No. GPB-1); Original Issue Date: December 3, 2015, to purchase 250,000 Warrant Shares (“A/R Warrant 1”); and (b) four (4) year Amended and Restated Warrant No. 2 of the Borrower (which continued to be identified as Warrant No. GPB-2); Original Issue Date: December 24, 2014, to purchase 150,000 Warrant Shares (“A/R Warrant 2”, and together with A/R Warrant 1, collectively, the “2 A/R Warrants”); (ii) issued to the Lender a (a) four (4) year Additional Warrant of the Borrower (Warrant No. GPB-3); Original Issue Date: May 14, 2015, to purchase 200,000 Warrant Shares of the Borrower (the “Additional Warrant”), and (b) four (4) year Restructuring Warrant of the Borrower (Warrant No.: GPB-4); Original Issue Date: May 14, 2015; to purchase 50,000 Warrant Shares (the “Restructuring Warrant,” and together with the 2 A/R Warrants and the Additional Warrant, collectively, the “4 Warrants”);

WHEREAS, pursuant to Amendment No. 2 to the Bridge Financing Agreement and Agreement to Reduce Conversion Price of Certain Secured Convertible Promissory Notes and Cancellation of Certain Warrants, made as of August 12, 2015 by and among the Lender and the Borrower (“Amendment No. 2”), pursuant to which, among other items (i) the 2 A/R Notes were further amended and restated and the $2,000,000 Note was amended and restated to, among other items, reduce the Conversion Price of the 3 Notes from $3.75 per share to $2.00 per share, by the Borrower issuing to the Lender a (x) 12% New 2nd Amended and Restated Senior Secured Convertible Promissory Note No. 1 in the aggregate principal amount of $2,500,000 (“New A/R Note 1 ”), which New A/R Note 1 was issued by the Borrower to the Lender in exchange for and to amend and restate A/R Note 1; (y) 12% New 2nd Amended and Restated Senior Secured Convertible Promissory Note No. 2 in the aggregate principal amount of $1,500,000 (“New A/R Note 2”, and collectively with New A/R Note 1, the “2 New Amended and Restated Notes”), which New A/R Note 2 was issued by the Borrower to the Lender in exchange for and to amend and restate A/R Note 2, and (z) 12% Amended and Restated Senior Secured Convertible Promissory Note No. 3 in the aggregate principal amount of $2,000,000 (“A/R $2,000,000 Note” and together with the 2 New Amended and Restated Notes, collectively, the “3 Notes”), which A/R $2,000,000 Note was issued by the Borrower to the Lender in exchange for and to amend and restate the $2,000,000 Note; (ii) the Restructuring Warrant was cancelled (which as a result the only warrants issued to the Lender by the Borrower under the Loan Agreement and currently issued and outstanding as of the date hereof are the 2 A/R Warrants and the Additional Warrant, which 3 such outstanding warrants shall collectively be referred to as the “3 Current Warrants”) and (iii) the Loan Agreement was amended by amending Section 9 of Amendment No. 1 to change certain provisions of the Amortization Payments;

WHEREAS, the BFA, the 12/24/2014 Agreement, the SPA, Amendment No. 1, Amendment No. 2, this Agreement and together with all amendments, supplements, exhibits, schedules and annexes to each of such agreements, shall collectively be referred to as the “Loan Agreement.”

WHEREAS, Borrower is entering into a new financing as of the date hereof, the cash proceeds of which will be used, among other things, to reduce (the “Repayment”) the total aggregate principal amount owed to Lender to $1,500,000 under the 3 Existing Notes (the “Remaining Principal Balance”);

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WHEREAS, pursuant to this Agreement, the Parties have agreed to, among the other items set forth in this Agreement (i) effectuate the Repayment, (ii) convert (x) the Remaining Principal Balance, and (y) All Other Amounts Due (as defined below) due from the Borrower to the Lender under the Loan Agreement and other Documents, including, but not limited to all accrued but unpaid Cash Interest and Additional Interest and $25,000 representing 2% of the $1,500,000 aggregate principal amount payable as a result of conversion of Note 2, all as provided in the Documents (but excluding, all of Lenders Legal Fees (as defined below), collectively, the “Other Amounts Due”, and together with the Remaining Principal Amount, collectively, the “Remaining Balance”), into shares of Common Stock and (iii) reduce the exercise price of the 3 Current Warrants to $1.75 (the “New Exercise Price”), on the terms and conditions set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound hereby agree as follows:

AGREEMENT

1)	The Transactions. Upon the execution of this Agreement (the “Closing Date”) by the Parties hereto, the following transactions shall be deemed to occur simultaneously and shall be referred to as the “Closing”:
(a)	Conversion of Remaining Balance. The Parties hereby agree that the Remaining Balance will be converted as of the date hereof into shares of Common Stock at a conversion price per share equal to seventy-five (75%) percent, multiplied by the lower of (x) the average VWAP of a share of Common Stock on the principal Trading Market for the five consecutive Trading Day period ending with the Trading Day immediately prior to the Closing Date and (y) the one (1) day VWAP for a share of Common Stock on the principal Trading Market on the Closing Date.
(b)	Weekly Sales. Lender hereby covenants and agrees that for the ninety (90) day period following the date hereof (the “90 Day Period”), Lender will sell no more than $200,000 worth (the “Weekly Maximum”) of Common Stock during any calendar week, which Weekly Maximum will be increased, from time to time, upon a substantive change in the trading volume and/or price of a share of Common Stock.; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, in the event the Lender does not for any reason sell any Conversion Shares during the 90 Day Period, following such 90 Day Period there shall be no limitations on weekly sales of Conversion Shares.

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(c)	True-Up. If upon the earliest to occur of (i) the last Trading Day following the 90 Day Period, and (ii) the Trading Day that all Remaining Conversion Shares are sold, the gross proceeds received by the Borrower therefrom are less than in the aggregate $1,875,000 (the dollar amount of $1,875,000 less the gross proceeds received by the Lender from the sale of the Remaining Shares shall be referred to as the “Shortfall Amount”), then the Lender shall send to the Borrower in writing its calculation of the Shortfall and proof of the gross proceeds received by it from the sale of the Remaining Conversion Shares (brokerage, statements and/or similar evidence shall be sufficient proof thereof, such Shortfall Calculations plus the proof of the gross proceeds received from the sale of the Remaining Conversion Shares shall hereinafter be referred to as the “Shortfall Package”), and absent manifest error by the Lender, provided in detail in writing from the Borrower to the Lender no later than the 2nd Trading Day following the 3rd Business Day after the Borrower receives or is deemed to receive the Shortfall Package shall be binding on the Parties. Thereafter, on the 2nd Trading Day following the date the Borrower receives or is deemed to receive the Shortfall Package (the “True-Up Date”); the Borrower shall at its option either (i) pay in cash to the Lender the Shortfall Amount by wire transfer of immediately available funds pursuant to wiring instructions provided to the Lender, or (ii) deliver to the Lender such number of additional shares of Common Stock (the “True-Up Shares”), without restrictive legend, or if because the Borrower was ever a “Shell Company” (as defined under Rule 144), True-Up Shares with a standard Securities Act legend and its counsel issues to the Borrowers transfer agent a legal opinion (or opinions when requested at any time and from time to time by the Lender to remove the restrictive legends upon a sale of any True-Up Shares) in an amount equal to the Shortfall Amount divided by the closing sales price of a share of Common Stock on the Trading Day immediately following the True-Up Date; and the Borrower shall have the right to sell the True-Up Shares without limitation provided, however, if the Borrower elects to provide to the Lender True-Up Shares on the True-Up Date, and following the sale of all True-Up Shares by the Lender, the aggregate amount of gross proceeds received by the Lender from the sale of the Remaining Conversion Shares and the True-Up Shares is less than $1,875,000 (the “2nd Shortfall Amount”), as evidenced by proof in form so provided elsewhere in this Section 1(c), then the Borrower shall no later than the third (3rd) Trading Day following the date the Borrower receives such calculation and proof of the 2nd Shortfall Amount (the “2nd True-Up Date”) at the Borrower’s option either (i) pay in cash to the Lender the 2nd Shortfall Amount by wire transfer of immediately available funds pursuant to wiring instructions provided to the Lender, or (ii) deliver to the Lender such number True-Up Shares, without restrictive legend, or if because the Borrower was ever a “Shell Company” (as defined under Rule 144), True-Up Shares with a standard Securities Act legend and its counsel issues to the Borrower’s transfer agent a legal opinion (or opinions when requested at any time and from time to time by the Lender to remove the restrictive legends upon a sale of any True-Up Shares) in an amount equal to the 2nd Shortfall Amount divided by the closing sales price of a share of Common Stock on the Trading Day immediately following the 2nd True-Up Date; and the Borrower shall have the right to sell the True-Up Shares without limitation. Absent manifest error by the Lender, the Lenders calculation of the 2nd Shortfall Amount shall be binding on the Parties. The Borrower agrees to take any and all action reasonably requested by the Borrower, in the time frame reasonably requested by the Lender (if no time frame is provided herein and/or in the other Documents), to facilitate the provisions of this Section 1(c).
(d)	New Amended and Restated Warrants. Issue to the Lender (i) further amended and restated warrants having the same terms and conditions of the A/R Warrants; and (ii) an amended and restated warrant having the same terms as the Additional Warrant, except that the exercise price of such warrants shall be reduced to the New Exercise Price (collectively, the “New 3 A/R Warrants”).

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(e)	Lender’s Legal Fees. As a condition to the Closing, the Borrower shall pay to Gusrae Kaplan Nusbaum PLLC, GPB’s legal counsel: $25,000, representing full of all fees and expenses incurred by the Lender for legal services performed by such legal counsel for GPB relating to ICLD following September 8, 2015, which legal fees and expenses are required to be paid by ICLD pursuant to Section 9.4 of the Bridge Financing Agreement dated as of December 3, 2014, as amended by and between GPB and ICLD (“Lender’s Legal Fees”).
2)	Representations and Warranties of the Borrower.
(a)	This Agreement and all transactions contemplated herein and therein have been duly and validly executed by the Borrower; the Borrower is authorized and has the power to enter into this Agreement and perform all of the transactions set forth herein and therein, and this Agreement shall constitute a valid binding obligation and agreement of the Borrower, enforceable against Borrower in accordance with its terms.
(b)	All necessary action has been taken by the Borrower including, but not limited to, by its Board of Directors and stockholders, if necessary, to authorize and effectuate all transactions set forth in this Agreement.
(c)	No consents, approvals, permits and/or authorizations is required by any governmental and/or regulatory body including, but not limited to, FINRA, the SEC and/or Nasdaq not already obtained by the Borrower to effectuate the transactions set forth in this Agreement and neither the execution, delivery of and the performance of the Borrower of the transactions contemplated by this Agreement nor the effectuation of the transactions disclosed herein or therein will result in (or with the passage of time and/or the giving of notice could result in), an Event of Default, a default, breach, violation and/or an event of default of (i) any loan, instrument and/or other agreement that the Borrower and/or its Subsidiaries are a party to and/or any of their respective assets and/or properties are bound by or subject to, (ii) the bylaws or other charter documents of the Borrower and/or its Subsidiaries and/or (iii) result in the violation of any law; rule and/or regulation of any federal, state and/or regulatory body including, but not limited to, the SEC, FINRA and/or Nasdaq.
(d)	The issuance of the Conversion Shares (and the True-Up Shares, if any), issuable upon conversion of the Remaining Balance are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506 of Regulation D and/or Section 4(2) thereof; and the issuance of the Conversion Shares (and the True-Up Shares, if any), when issued upon conversion of the Remaining Balance will vest in the Lender sole and exclusive title to such securities free from all Liens, encumbrances and/or other clouds on title and such securities will be fully paid, validly issued and non-assessable and not subject to any pre-emptive rights, rights of first refusal, or other similar rights; and such Conversion Shares (and the True-Up Shares, if any), so issued shall all be immediately eligible for sale pursuant to Rule 144 of the Securities Act (“Rule 144”) as the date of issuance such Conversion Shares (and the True-Up Shares, if any), tack back to the date the 3 Notes were purchased by the Lender from the Borrower Remaining Principal Amount of the 3 Notes was used to purchase one or more of the 3 Current Notes, each of which 3 Current Notes were purchased by the Lender from the Borrower more than 6 months prior to the date hereof.

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(e)  The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Borrower, (i) are within Borrower’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Borrower (and/or its shareholders to the extent required by law), (iii) have received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required) on behalf of Borrower, (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (a) any law, rule, regulation or ordinance, (b) Borrower’s organizational documents; and/or (c) any agreement binding upon Borrower or any of Borrower’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not and will not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Borrower’s properties or assets pursuant to any law, rule, regulation or ordinance or otherwise.

(f)    As of the date hereof, no Event of Default, event of default and/or default has occurred (and/or with the passage of time could occur) under any of the Documents, including, but not limited to, the Loan Agreement, the 3 Current Notes, the 3 Current Warrants, the Security Agreement and/or any other agreement, instrument and/or documents to which the Borrower is a party to or pursuant to which any of its properties and/or assets are subject to; and taking into account, and assuming the occurrence of all of the transactions contemplated by and related to this Agreement, no Event of Default, event of default and/or default has or shall occur (or with the passage of time could occur) under any of the Documents including, but not limited to, the Loan Agreement, the 3 Existing Notes, the 3 Existing Warrants, the Security Document and/or any other agreement, instrument and/or documents to which the Borrower is a party to or pursuant to which any of its properties and/or assets are subject to.

(g)	As of the date hereof, the dollar amount (i) being paid by the Borrower to the Lender to reduce the aggregate principal amount of the 3 Notes to $1,500,000 is as set forth in or attached to the Pay-Off Letter dated the date hereof and annexed hereto as Exhibit 1, and (ii) the Remaining Balance being converted into Common Stock pursuant hereto is $1,500,000.

(h)  The entry into this Agreement by the Borrower and the performance of its obligations hereunder, including, but not limited to, the payment in cash of all funds required to pay all amounts due to the Lender pursuant to (i) the Pay-Off Letter, and (ii) Section 16 of this Agreement shall not directly and/or indirectly be prohibited and/or cause any breach, default, event of default, or with the passage of time and/or giving notice by the Borrower result in an event of default under and/or pursuant to any agreement, document and/or understanding (whether in writing or orally) with the entities who are providing and/or making available loans and/or other funds to the Borrower.

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3)	Representations and Warranties of Lender.
(a)	The Lender has all limited liability company power to enter into this Agreement and effectuate all of the transactions set forth herein, and when entered into by the Lender this Agreement will constitute a binding and enforceable agreement in accordance with its terms against the Lender.
(b)	All action has been taken by the Lender including, but not limited to, its Board of Directors and stockholders to effectuate and authorize all transactions set forth in this Agreement.
(c)	Lender is an “accredited investor” as such term is defined under the Securities Act.
4)	Cost and Expenses. Other than as provided in Section 1(e) hereof, the Parties hereto shall be responsible for their own fees and expenses in connection with the preparation, negotiation and entering into of this Agreement and the transactions contemplated hereby.
5)	Conditions to Closing.
a.	Delivery of Documents to Lender. Notwithstanding anything provided in this Agreement, the Lender’s obligation to effectuate its obligations hereunder including, but not limited to, the Closing shall be subject to Lender receiving from the Borrower at or before the Closing, each of the following original properly executed and dated documents, in form and substance reasonably satisfactory to the Lender and its counsel, and where applicable, duly executed and recorded:
i.	The Conversion Shares issuable upon conversion of the Remaining Balance;

ii.	This Agreement;

iii.	The 3 New A/R Warrants (with New Exercise Price); and

iv.	The executed Pay-Off Letter.

b.	Delivery of Documents to the Borrower. Notwithstanding anything provided in this Agreement, the Borrower’s obligations hereunder including, but not limited to, to effectuate the Closing shall be subject to the Borrower receiving from the Lender on or before the Closing, this Agreement.

6)	Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable by a court of competent jurisdiction, in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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7)	Authority. Each of the undersigned expressly represents and warrants that (i) he, she or it has the authority to execute this Agreement on behalf of the party or parties to be bound by his, her or its signature, (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action and (iii) this Agreement is a legal, valid and binding obligation enforceable in accordance with its terms.

8)	Entire Agreement. This Agreement constitutes the whole and entire agreement between the parties with respect to the subject matter expressly contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, related to the subject matter expressly contemplated in such documents and instruments are merged herein.

9)	Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

10)	Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

11)	Headings. Section headings herein are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose.

12)	Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

13)	Survival of Documents. Notwithstanding anything to the contrary provided herein or elsewhere, all Obligations except as expressly provided herein to the contrary, of the Borrower to the Lender under the Documents including, but not limited to, the Loan Agreement, shall survive the execution and performance of this Agreement and the transaction contemplated herein including, but not limited to, all indemnification and contribution obligations provisions.

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14)	Interest in Certain Circumstances. Notwithstanding anything to the contrary provided herein or elsewhere, in the event of any failure of the Borrower to make any payment in the time and in the form so provided in this Agreement (each a “Late Payment”), all amounts due but not paid when and in the form so required in this Agreement shall bear interest at the rate of sixteen (16%) percent per annum based on a year having 12 months with each month having 30 days (or each year having 360 days). Such interest shall commence to accrue on the date when any such payment is due and not received by the Lender in the amount and in the form so required by this Agreement and shall continue accruing through and including the date such Late Payment is received in full by the Lender including, but not limited to, all accrued but unpaid interest thereon as provided in this Section 14. The Lender shall not be required to provide any notice of any Default to the Borrower or otherwise; and all interest payments due hereunder shall be payable in immediately available funds by wire transfer to the Lender pursuant to wiring instructions provided to the Borrower and shall be payable no later than 2 Business Days from a written demand by the Lender.
15)	Definitions. Defined terms not otherwise defined herein and/or in the Documents shall have the meaning set forth in this Section 15.
(i)	“Bloomberg” means Bloomberg, L.P.

(ii)	“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.

(iii)	“Trading Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace, the OTCQB Marketplace, the OTCPink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(iv)	“VWAP” means, for or as of any Trading Day, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or FactSet (or similar) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg or FactSet (or similar) or, if no dollar volume-weighted average price is reported for such security by Bloomberg (or FactSet) for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by Lender. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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16)	Buy-In Payments and Actions. If the Borrower shall fail on or prior to the Share Delivery Date (as defined below) to issue and deliver a certificate (without any restrictive legend if no such legend is required by law), to the Borrower, its brokerage firm, if requested, or credit to the Borrower’s balance account with DTC, the number of shares of Common Stock to which the Lender is entitled pursuant to a written request by the Lender to the Borrower (the “Notice”), and if after the Share Delivery Date the Lender purchases or has purchased for it by its brokerage firm or otherwise (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Lender of Conversion Shares (a “Buy-In”), then the Borrower shall, in the Lender’s discretion, either (i) pay cash to the Lender in an amount equal to the Lender’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Borrower’s obligation to issue and deliver such certificate, without legend or credit the Lender’s balance account with DTC, for the shares of Common Stock to which the Lender requests to be delivered in the Notice shall terminate, or (ii) promptly honor its obligation to deliver to the Lender a certificate or certificates (without restrictive legend, if no such legend is required by law), representing such number of shares of Common Stock, or credit the Lender’s balance account with DTC, for such number of shares of Common Stock to which the Lender is entitled upon and pay cash to the Lender in an amount equal to the excess (if any) of the Buy-In Price over the product of (i) such number of shares of Common Stock, times (ii) the closing sale price (or equivalent) on the principal Trading Market of the Common Stock on the Share Delivery Date. All payments for a Buy-In shall be payable upon demand by the Lender which shall be made at any time and from time to time, and shall be paid in immediately available cash funds by wire transfer to the Lender by the Borrower pursuant to wiring instructions provided to the Lender by the Buyer. For purposes hereof “Share Delivery Date” means the 3rd Business Day following the date the Lender submits a request to sell Conversion Shares pursuant to Rule 144 to the Borrower.
17)	Release of Lender. For due and adequate consideration, the receipt and sufficiency of which is hereby acknowledged the Borrower and each of its Subsidiaries, affiliates, officers, members, managers, attorneys, agents and any of their present or former directors, officers, employees or shareholders and employees, and their respective successors, heirs, and assigns (each a “Releasor,” and collectively the “Releasors”) pursuant and as a condition to entering into this Agreement each for themselves and for each of their respective present and/or previous affiliates, heirs, executors, administrators, successors, predecessors, members, advisors, equity and/or debtholders, directors, officers, employees, affiliates and/or related parties expressly and irrevocably, jointly and severally release and discharge (to the fullest extent permitted by applicable law) the Lender and all of Lender’s Subsidiaries, affiliates, members, managers, partners, attorneys, agents, insurers, employees, representatives, transferees, assigns, heirs, executors, and administrators (each a “Released Party,” and collectively, the “Released Parties”) from any and all liability, claims, demands, liens, actions or causes of action of every kind and nature, suits, debts, dues, attorneys’ fees and expenses, sums of money, damages, or judgments whatsoever, in law or equity, whether direct or indirect, derivative, by way of subrogation or otherwise, which Releasor, Releasors’ heirs, executors, administrators, successors and assigns may now have, hereafter have or claim to have, known or unknown, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of time to the day and the date of this Agreement. Releasors each hereby expressly and irrevocably, jointly and severally waives any and all provisions and any other similar applicable statute or rule of law that restricts whatsoever the release of claims that may arise or first become known in the future, even if such claims if known would materially affect either of the Releasors decision to execute this release, and regardless of whether each Releasor lack of knowledge arises from ignorance, oversight, error, negligence or otherwise. Releasors each jointly and severally hereby agree, represent and warrant to each Released Party that each Releasor realizes and acknowledges that factual matters now unknown to Releasors may have given or may hereafter give rise to causes of action, claims, suits, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each Releasor further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of such realization and that Releasors nevertheless intends to release, discharge and acquit the Released Parties from any such unknown claims. Each Releasor represents, warrants and agrees that in executing and entering into this release each Releasor is not relying and has not relied upon any representations, promises or statements made by anyone that are not recited, contained or embodied herein.

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[Signature Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

BORROWER:	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Daniel Sullivan
	Name:	Daniel Sullivan
	Title:	Chief Accounting Officer

LENDER:	GPB LIFE SCIENCE HOLDINGS LLC

	By:	/s/ Tim Creutz
	Name:	Tim Creutz
	Title:	Vice President

[Remainder of Page Intentionally Left Blank]

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Exhibit 1

Pay-Off Letter

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